SHARE PURCHASE
                                    AGREEMENT



                                 ---------------





                                 BY AND BETWEEN

                                D.L.C. TRUST LTD.

                                       AND

                           EFI ELECTRONICS CORPORATION




                                 ---------------

                            SHARE PURCHASE AGREEMENT


      THIS SHARE PURCHASE AGREEMENT is made and entered into this 21st day of November, 1997 to be effective as of January 1, 1998 (the "Agreement"), by and between D.L.C. Trust Ltd., a registered limited company organized under the laws of the Republic of Ireland having its principal place of business at 27 29 Lower Pembroke Street, Dublin 2, Republic of Ireland and EFI Electronics Corporation, a corporation organized under the laws of the State of Utah, U.S.A. with its principal place of business at 1751 South 4800 West Salt Lake City, Utah 84104, U.S.A. ("Purchaser").


                              W I T N E S S E T H :

      WHEREAS, Seller owns 2,300 shares (the "Shares") of EFI Electronics Europe SL, a Spanish company having its principal place of business at c/Albert Einstein, 43 Pol. Ind. Almeda 08940 Corrella de LI. (Barcelona) Spain (the "Company"), representing 50% of the issued and outstanding shares of the Company.

      WHEREAS, Seller desires to sell, transfer, assign and convey to Purchaser and Purchaser desires to purchase and accept from Seller, all of Seller's right, title and interest in and to the Shares in accordance with the terms of this Agreement.


                               A G R E E M E N T :

      NOW, THEREFORE, in consideration of the premises and of the mutual promises and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I
                           Purchase and Sale of Shares

      Section 1.1 Sale of Shares. On the terms and subject to the conditions herein set forth, and upon the representations and warranties herein made by each of the parties to the other, on the Closing Date (as hereinafter defined), Purchaser shall purchase from Seller and Seller shall sell, grant, transfer, and assign to Purchaser all of Seller's right, title, and interest in the Shares, free and clear of any and all liens, together with such bills of sale, assignments, and instruments of conveyance as may be reasonably requested by Purchaser as necessary or desirable to permit such delivery. Effective at the Closing (as that term is defined herein), title to the Shares and risk of loss shall transfer to Purchaser.

      Section 1.2 Purchase Price. The purchase price (the "Purchase Price") for the Shares shall be paid at Closing as follows:

            (i)   Purchaser shall pay to Seller the sum of $125,000 U.S.;

            (ii) Purchaser shall deliver to Seller Purchaser's Note in substantially the form attached hereto as Exhibit A (the "Promissory Note") in the principal amount of $275,000 U.S. (subject to adjustment) payable in 24 monthly installments of principal and interest (with interest at 8 1/2% per annum) compounded annually; provided, however, the financial statements of the Company shall be audited as of March 31, 1998 by Grant Thornton and, to the extent the Company's net income before tax, determined in accordance with generally accepted accounting principals is less than $400,000 U.S., the principal amount of the Promissory Note shall be reduced, dollar for dollar, by the difference between $400,000 U.S. and the actual amount of net income before tax; and

            (iii) Purchaser shall deliver to Seller a share certificate for 220,000 shares of the Common Stock of Purchaser which shall be "restricted shares" under the Securities Act of 1933 (the "1933 Act") and shall be subject to the restrictions on further transfer as set forth herein.

                                   ARTICLE II

                 Closing, Closing Date and Closing Deliveries
                 --------------------------------------------

      Section 2.1 Closing Date. The parties hereto agree that the closing (the "Closing") of the transactions contemplated hereby shall take place at the offices of Purchaser on a date mutually acceptable to the parties, but in all events on or before January 1, 1998 (the "Closing Date").

      Section 2.2 Closing Deliveries. On the Closing Date: (a) Purchaser shall deliver to Seller cash in the amount of $125,000 U.S., a fully-executed copy of the Promissory Note and a Certificate representing 220,000 shares of Purchaser's Common Stock and (b) Seller shall deliver to Purchaser share certificates representing the Shares being purchased by Purchaser (the "Share Certificates").

                                  ARTICLE III

                   Representations and Warranties of Seller
                   ----------------------------------------

      Seller hereby represents and warrants to Purchaser as follows:

      Section  3.1  Due  Incorporation.   The  Company  is  a  corporation  duly
organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

      Section 3.2 Capitalization; Title. The authorized capitalization of the Company consists of 4,600 Shares, of which 2,300 Shares are issued and outstanding and owned by Seller. The issued and outstanding shares of the Company have been duly authorized and validly issued. The Shares owned by Seller are free and clear of all claims, liens, security interests, pledges, options, rights of first refusal, security agreements or other encumbrances of any nature whatsoever and Seller has full right, power and authority to convey the Shares to Purchaser in accordance with the provisions hereof free and clear of all liens, charges, claims or other encumbrances of any nature whatsoever.

      Section 3.3 Authority to Execute and Perform Agreements. This Agreement has been duly authorized, executed and delivered by Seller, and constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and the performance by Seller of this Agreement in accordance with its terms and conditions will not, conflict with or result in the breach or violation of any of the terms or conditions of, or constitute a default under, (a) the organizational documents of Seller or the Company or (b) any statute or any regulation, order, judgment or decree of any court or governmental or regulatory body.

      Section 3.4 Tax Returns. All tax returns of the Company required by law to be filed on or before the date of this Agreement, have been correctly and timely filed. All liabilities for taxes, assessments and other governmental charges upon the Company, or any of its properties, assets or income, if any, required to be paid on or before the date hereof, have been duly paid and satisfied on or before their respective due dates and none of said taxes, assessments or charges is delinquent.

      Section 3.5 Litigation. The Company is not a party to, and has not received written notification of, any litigation or judicial, administrative or arbitration proceeding. The Company is not subject to any outstanding order, writ or decree of any court or other governmental authority.

      Section 3.6 Compliance with Laws and Regulations. The Company is not in violation in any material respect of any applicable law, ordinance, regulation, order or decree, except for such violations in the aggregate which would not have a material adverse effect on the assets, liabilities, results of operations or financial condition of the Company taken as a whole.

      Section 3.7 Acquisition of Purchaser's Common Stock for Investment. Seller is acquiring the Common Stock of Purchaser for investment and solely for the benefit of Seller's owners consisting of four persons, each of whom is fully informed and knowledgeable with respect to the business and financial condition of Purchaser and has been given the opportunity to ask questions of and receive information from the officers and directors of Purchaser. Seller and each of Seller's owners has such knowledge and experience in business and financial matters that they are capable of evaluating the merits and risks of investment in Purchaser's Common Stock. Without limiting the foregoing, Seller acknowledges receipt of copies of filings made by Purchaser with the United States Securities and Exchange Commission on Form 10-K for the fiscal year ended March 31, 1997, on Forms 10-Q for each of the fiscal quarters ended June 30, 1997 and September 30, 1997, Purchaser's Definitive Proxy Statement for the fiscal year ended March 31, 1997 and Purchaser's Annual Report to Shareholders for the fiscal year ended March 31, 1997. Seller acknowledges that the shares of Common Stock of Purchaser have not been registered under the 1933 Act and may not be sold, pledged, transferred or otherwise disposed of unless registered under the 1933 Act or counsel satisfactory to Purchaser has rendered an opinion that the proposed sale, transfer or other disposition can be made in the absence of registration. Seller acknowledges that certificates evidencing shares of Purchaser's Common Stock will bear a restrictive legend consistent with the foregoing and substantially as set forth below:

                       RESTRICTIONS ON TRANSFER OF STOCK

       The shares represented by this certificate have not been registered under the Securities Act of 1933 and thus may not be transferred or hypothecated unless registered under the Securities Act of 1933 or unless an exemption from registration is available under the Securities Act of 1933.

      Section 3.8 Payment of Taxes. Seller shall be solely responsible for and shall timely pay all taxes due upon the sale of the Shares and shall indemnify and hold harmless Purchaser in respect of any tax, penalty, interest, expense or claim arising out of Seller's failure to pay all taxes when due.

      This Agreement has been reviewed by counsel for Seller.

                                  ARTICLE IV

                  Representations and Warranties of Purchaser
                  -------------------------------------------

      Purchaser hereby represents and warrants to Seller as follows:

      Section 4.1 Authority to Execute and Perform Agreements. This Agreement has been duly executed and delivered by Purchaser and constitutes the valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and the performance by the Purchaser of this Agreement in accordance with its terms and conditions will not, conflict with or result in the breach or violation of, any of the terms or conditions of, or constitute a default under, any statute or any regulation, order, judgment or decree of any court or governmental or regulatory body.

      Section 4.2 Purchase for Investment. Purchaser has been afforded complete access to all information regarding the Company, including all material facts and salient risk factors necessary for the Purchaser to make an informed investment decision with respect to the purchase of the Shares contemplated hereby. Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the transactions contemplated by this Agreement. Purchaser is an "accredited investor" within the meaning of Rule 501 of the 1933 Act. This Agreement has been reviewed by counsel for Purchaser.

                                   ARTICLE V

                                   Covenants
                                   ---------

      Section  5.1  Reasonable  Efforts;  Cooperation.   Subject  to  the  other
provisions of this Agreement, the parties hereto shall each use their reasonable, good faith efforts to perform their obligations hereunder and to take, or cause to be taken or do, or cause to be done, all things necessary, proper and advisable under applicable law to obtain all approvals and satisfy all conditions to the obligations of the parties under this Agreement and cause the transactions contemplated hereby to be effected on or prior to the Closing Date in accordance with the terms hereof and shall cooperate fully with each other in connection with any steps required to be taken as part of their respective obligations under this Agreement.

      Section 5.2 Lease Agreement. On or prior to the Closing Date, Seller and Purchaser shall cause the Company to take such corporate action as shall be necessary to approve the Lease Agreement (the "Lease Agreement") in the form attached hereto as Exhibit B, to be entered into between the Company and certain principals of Seller, and the Company shall enter into such Lease Agreement on the Closing Date.

      Section 5.3 Employment Agreement. On or prior to the Closing Date, Seller and Purchaser shall cause the Company to take such corporate action as shall be necessary to approve the Employment Agreement (the "Employment Agreement") in the form attached hereto as Exhibit C, to be entered into between the Company and Henry Daunert.

      Section 5.4 Delivery of Financial Statements. Seller shall cause the Company to deliver monthly financial statements of the Company as reasonably requested by Purchaser prior to the Closing Date.

                                  ARTICLE VI

                             Conditions to Closing
                             ---------------------

      Section 6.1 Conditions to Obligations of Purchaser. The obligations of Purchaser to effect the transactions contemplated hereby shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

            (a) Representations and Warranties. The representations and warranties set forth in Article III of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

            (b) Authorization of Acquisition Transactions. All corporate action necessary by the Company to authorize the execution, delivery and performance of the transactions contemplated hereby shall have been duly and validly taken.

            (c)  Performance  of  Obligations  of  Seller.   Seller  shall  have
performed in all material respects all covenants and agreements required to be performed by Seller under this Agreement.

            (d) Consents. All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body or any other party required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made.

            (e) Other Agreements. The Lease Agreement and Employment Agreement shall have been duly executed and delivered by the Company.

            (f) Certificate. Seller shall have furnished Purchaser with a certificate of Seller as to compliance with the conditions set forth in Sections 6.1(a), (b), (c), (d) and (e).

      Section 6.2 Conditions to Obligations of Seller. The obligations of Seller to effect the transactions contemplated hereby shall be subject to the fulfillment on or prior to the Closing Date of the following:

            (a) Representations and Warranties. The representations and warranties of Purchaser set forth in Article IV of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

            (b) Performance of Purchaser's Obligations. Purchaser shall have performed in all material respects all covenants and agreements required to be performed by them under this Agreement.

            (c) Consents. All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body or any other party required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made.

            (d) Other Agreements. The Lease Agreement and Employment Agreement shall have been duly executed and delivered by the Company.

            (e) Certificate. Purchaser shall have furnished Seller with a certificate of Purchaser as to compliance with the conditions set forth in Sections 6.2(a), (b), (c) and (d).

                                  ARTICLE VII

                                 Miscellaneous
                                 -------------

      Section 7.1 Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon each of the parties hereto and their respective representatives, heirs, beneficiaries, successors and assigns. Neither Purchaser nor Seller shall have the right to assign rights or obligations under this Agreement without obtaining the prior written consent of the other parties hereto, except that Seller may, without the consent of Purchaser, distribute the consideration for the Shares to the owners of Seller. Any of the terms or provisions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to, or shall, constitute a waiver of any other provision hereof (whether or not similar).

      Section 7.2 Governing Law. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of Utah, U.S.A. Any changes or modifications to this Agreement shall be in writing and shall be executed by each of the parties hereto.

      Section 7.3 Survival of Representations. The representations, warranties, covenants and agreements made by each of the parties hereto under this Agreement shall survive the consummation of the transactions contemplated hereby. The parties hereto hereby agree to take all such action and deliver all such documents from and after the Closing Date as shall be reasonably necessary or appropriate to confirm and vest title to the Shares in Purchaser and to otherwise effect the transactions and other matters contemplated hereunder in accordance with the terms hereof.

      Section 7.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

      Section 7.5 Attorneys' Fees. If a legal action or other proceeding is brought for enforcement of this Agreement because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorney's fees and costs incurred, both before and after judgment, in addition to any other relief to which they may be entitled.

      Section 7.6 Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered personally, (ii) when sent by telecopier (with receipt confirmed), provided that a copy is mailed within three business days thereafter by registered or certified mail, return receipt requested, (iii) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), or (iv) five business days after being sent by registered or certified mail, return receipt requested, in each case to the other party at the following addresses and telecopier numbers (or to such other address or telecopier number for a party as shall be specified by like notice; provided that notices of a change of address or telecopier number shall be effective only upon receipt thereof):

            if to Seller, to:

                  D.L.C. Trust Ltd.
                  27 29 Lower Pembroke Street
                  Dublin 2, Republic of Ireland
                  Attention:  Henry Daunert

      and

            if to Purchaser, to:

                  EFI Electronics Corporation
                  1751 South 4800 West
                  Salt Lake City, Utah 84104
                  Attention:  Richard D. Clasen

      Section 7.7 Cooperation. Each party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as any party may reasonably request or as may be reasonably necessary or appropriate to effectuate, consummate or perform any of the terms, provisions or conditions of this Agreement.

      Section 7.8 Successors/Non-Assignment. This Agreement shall inure to and bind the heirs, devisees, executors, administrators, personal representatives, successors and assigns of the respective parties hereto; provided, however, that nothing herein shall be construed to permit the sale or assignment of any party's interest and/or obligations hereunder to any third party, except in compliance with the following provisions. None of the parties may sell, assign, transfer, pledge or encumber any of such party's rights or delegate any of such party's duties or obligations under the terms of this Agreement without the prior written consent of the other parties hereto. Any attempt at such a transfer, assignment, sale, pledge, encumbrance or delegation by any party, without the prior written consent of the non-assigning parties, shall be void ab initio.

      Section 7.9 Severability. The provisions of this Agreement are severable and should any provision hereof be void, voidable or unenforceable under any applicable law, such void, voidable or unenforceable provision shall not affect or invalidate any other provision of this Agreement, which shall continue to govern the relative rights and duties of the parties as though the void, voidable or unenforceable provision were not a part hereof. In addition, it is the intention and agreement of the parties that all of the terms and conditions hereof be enforced to the fullest extent permitted by law.

      Section 7.10 Modification. This Agreement may not be modified except by a written instrument signed by all the parties hereto.

      Section 7.11 Exhibits. All Exhibits annexed to this Agreement are expressly made a part of this Agreement as fully as though completely set forth in it. All references to this Agreement shall be deemed to refer to and include this Agreement and all such Exhibits.

      Section 7.12 Headings. The headings of sections and subsections used in this Agreement are for convenience only and are not part of its operative language. They shall not be used to affect the construction of any provisions hereof.

      Section 7.13 Construction. This Agreement shall be construed as though all parties had drafted it.

      Section 7.14 No Third Party Beneficiaries. The representations, warranties, covenants and agreements of the parties set forth in this Agreement are not intended for, nor shall they be for the benefit of or enforceable by, any person not a party hereto.


      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                             SELLER:

                                             D.L.C. TRUST LTD.



                              By: /s/ HENRY DAUNERT
                                             -----------------------------------
                             Henry Daunert, Trustee
                               (Attorney-in-Fact)


                           EFI ELECTRONICS CORPORATION



                            By: /s/ RICHARD D. CLASEN
                                             -----------------------------------
                                                 Richard D. Clasen, President


STATE OF UTAH           )
                        : ss.
COUNTY OF SALT LAKE     )

      On this 21st day of November,  1997, personally appeared before me Richard
D. Clasen, who being by me duly sworn, did say that he is the President of EFI Electronics Corporation, a Utah corporation, and that the foregoing instrument was signed on behalf of said corporation by authority of its bylaws or a resolution of its Board of Directors, and said officer acknowledged to me that said corporation execution the same.


                              /s/ SHIRLEEN B. GRAY
                                             -----------------------------------
                                             NOTARY PUBLIC

My Commission expires:                       Residing at:  Salt Lake City, Utah
                                                         -----------------------
February 13, 1999
-----------------                            -----------------------------------


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